Exhibit 21.1

Subsidiaries of Horizon Therapeutics Public Limited Company:

NAME:	JURISDICTION OF INCORPORATION:

Horizon Medicines LLC	Delaware
Horizon Ophthalmology, Inc	Delaware
Horizon Orphan Holdings LLC	Delaware
Horizon Orphan LLC	Delaware
Horizon Properties Holding LLC	Delaware
Horizon Therapeutics Brasil Ltda	Brazil
Horizon Therapeutics Capital Limited	Ireland
Horizon Therapeutics Finance Limited	Ireland
Horizon Therapeutics Finance S.à.r.l	Luxembourg
Horizon Therapeutics France SAS	France
Horizon Therapeutics GmbH	Germany
Horizon Therapeutics Holdings Limited	Ireland
Horizon Therapeutics Investment Limited	Bermuda
Horizon Therapeutics Ireland DAC	Ireland
Horizon Therapeutics Italy S.r.l.	Italy
Horizon Therapeutics Japan G.K.	Japan
Horizon Therapeutics, LLC	Delaware
Horizon Therapeutics Services LLC	Delaware
Horizon Therapeutics Spain, S.L.	Spain
Horizon Therapeutics Switzerland GmbH	Switzerland
Horizon Therapeutics Treasury DAC	Ireland
Horizon Therapeutics USA, Inc.	Delaware
Hyperion Therapeutics Ireland Holding Limited	Ireland
Hyperion Therapeutics Ireland Operating Limited	Ireland
HZNP Canada Limited	Canada
HZNP Finance Limited	Bermuda
HZNP Limited	Ireland
Viela Bio, Inc.	Delaware
Viela Bio B.V.	Netherlands
Viela Bio GmbH	Switzerland